UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2015

Medtronic plc

(Exact name of registrant as specified in its charter)

Ireland	001-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Lower Hatch Street Dublin 2, Ireland
(Address of principal executive offices)	(Zip Code)

+353 1 438-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 12, 2015, with the approval of the Compensation Committee of the Board of Directors of Medtronic plc (the “Company” and the “Committee”), the Company entered into a letter agreement (the “Letter Agreement”) with Bryan Hanson regarding the terms and conditions of his employment with the Company as Executive Vice President and President, Covidien Business Group, which commenced on January 26, 2015. Under the Letter Agreement, Mr. Hanson’s annual base salary will be $750,000, and he will be eligible for an annual bonus with a target equal to 85% of his base salary.

Under the Letter Agreement, on February 18, 2015, Mr. Hanson received sign-on stock option and RSU grants with a target grant date value of $3,000,000, subject to certain vesting criteria. Starting in fiscal year 2016, Mr. Hanson will be eligible to participate in the Company’s long-term incentive programs, comprised of cash- and equity-based awards with a fiscal year 2016 target grant date value of $2,700,000. Under Letter Agreement, Mr. Hanson will be eligible to participate in all savings and retirement plans and welfare benefits that are generally made available to other U.S.-based executives of the Company; however, for the two-year period following January 26, 2015 (the date of the consummation of the transactions contemplated by the transaction agreement, dated as of June 15, 2014, among Medtronic, Inc., Covidien public limited company (“Covidien”), the Company (formerly Kalani I Limited), Makani II Limited, Aviation Acquisition Co., Inc., and Aviation Merger Sub, LLC (the “Transactions”)), Mr. Hanson will continue to be covered by the Covidien Change in Control Plan, and thereafter he will participate in the Company’s severance plans or policies.

In addition, under the Letter Agreement, Mr. Hanson will receive a new hire bonus of $1,000,000 within 30 days following the commencement of his employment with the Company. Mr. Hanson will be an executive officer of the Company and will be subject to the Company’s stock ownership policies, which will require him to maintain a certain ownership level of the Company’s shares and impose retention requirements on equity awards until the requisite ownership requirements are satisfied.

The Company expects to file the Letter Agreements as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 23, 2015.

(e) Compensatory Arrangements of Certain Officers

Effective beginning with the fourth quarter of fiscal year 2015, the target award levels under the Company’s annual incentive plan (the “MIP”) are increased as follows for Gary L. Ellis and Omar Ishrak:

• Omar Ishrak	175% of annual base salary

• Gary L. Ellis	120% of annual base salary

For periods before the fourth quarter of fiscal year 2015, the applicable target percentages remain 140% for Mr. Ishrak and 90% for Mr. Ellis. As a result of such change, Mr. Ishrak and Mr. Ellis will receive pro-rated MIP awards based on the actual performance of the Company for fiscal year end 2015 and the target incentive opportunities for which they were eligible during each quarter of fiscal year 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PLC
(Registrant)

Date: February 19, 2015	By:	/s/ Bradley E. Lerman
		Name:	Bradley E. Lerman
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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